Calculation of Filing Fee Tables
S-8
SITIME Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share, SiTime Corporation 2019 Stock Incentive Plan	Other	707,934	$ 175.37	$ 124,150,385.58	0.0001531	$ 19,007.42
2	Equity	Common stock, $0.0001 par value per share, SiTime Corporation 2022 Stock Inducement Award Plan	Other	125,000	$ 175.37	$ 21,921,250.00	0.0001531	$ 3,356.14
Total Offering Amounts:						$ 146,071,635.58		$ 22,363.56
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 22,363.56
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities of SiTime Corporation (the "Corporation") that may be offered or become issuable under the SiTime Corporation 2019 Stock Incentive Plan and the SiTime Corporation 2022 Amended and Restated Stock Incentive Award Plan in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Corporation's outstanding shares of Common Stock. (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based upon $175.37, which is the average of the high and low selling prices of the Corporation's Common Stock as reported on The Nasdaq Global Market on February 10, 2025.

[2]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities of SiTime Corporation (the "Corporation") that may be offered or become issuable under the SiTime Corporation 2019 Stock Incentive Plan and the SiTime Corporation 2022 Amended and Restated Stock Incentive Award Plan in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Corporation's outstanding shares of Common Stock. (2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based upon $175.37, which is the average of the high and low selling prices of the Corporation's Common Stock as reported on The Nasdaq Global Market on February 10, 2025.